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                                                                    EXHIBIT 10.1

                         EMPLOYMENT SEPARATION AGREEMENT
                                   AND RELEASE

     SPSS Inc. ("Employer") and Jonathan P. Otterstatter (hereinafter "Employee") hereby agree as follows:

     Employee's employment with Employer will terminate on June 8, 2007. From the date of this Agreement through June 8, 2007, Employee shall continue as an employee of Employer and shall continue to perform all of his duties for Employer.

     2. Employee will receive the amounts due, if any, as set forth on Exhibit A
- Part 1, less applicable taxes and deductions, on June 8, 2007 (or, in the case of expense reimbursements, as soon as practicable after the final expense report is received by Employer). Except as set forth in this Agreement, no further payments will be made to Employee for salary, bonus, expense reimbursement, commissions, consulting, benefits, severance, vacation, personal days, sick days or otherwise.

     3. Employer denies that it is liable to Employee for any reason whatsoever, and the entry into this Separation Agreement and Release shall not constitute any admission or evidence of unlawful discrimination or improper conduct, and should not be construed as constituting any admission of fault, wrongdoing, or liability. However, in consideration for a full and complete release from Employee, Employer will provide Employee with the Additional Severance Amount set forth on Exhibit A - Part 2, less applicable taxes and deductions, which Employee recognizes is wholly discretionary and not required by any policy or practice of Employer. Payment will be made after Employer receives a fully executed copy of this Agreement from Employee, but no payment will be made before the seven-day revocation period ends and in no event later than March 15, 2008. If the seven-day revocation period expires after March 15, 2008, Employee shall not be entitled to any payments or benefits under this Agreement.

     4. Employee releases, forever discharges and covenants not to sue Employer or its current or former parent companies, subsidiaries, affiliates, predecessors, successors, insurers,

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directors, officers, employees, agents, or assigns, with respect to any and all claims, causes of action, suits, debts, sums of money, controversies, agreements, promises, damages, and demands whatsoever, including attorneys' fees and court costs, in law or equity or before any federal, state or local administrative agency, whether known or unknown, suspected or unsuspected, which Employee has, had, or may have, based on any event occurring, or alleged to have occurred, to the date of this Agreement. This release includes, but is not limited to, claims under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Rehabilitation Act, the Age Discrimination in Employment Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, federal and state wage and hour laws, the Illinois Constitution, the Illinois Human Rights Act, the Cook County Human Rights Ordinance, the Chicago Human Rights Ordinance and any other federal, state or local statute, law, regulation, ordinance, or order, and claims arising under common law, contract, implied contract, public policy or tort. Employee expressly waives his or her right to any relief of any kind should any administrative agency pursue any claim on Employee's behalf. Notwithstanding the foregoing release of all claims, it is understood and agreed that Employee's claims for unemployment compensation, if any, are not released.

     5. Employee expressly waives and relinquishes all rights and benefits provided to Employee by any statute or other law which prohibits release of unspecified claims and acknowledges that this release is intended to include all claims Employee has or may have, whether Employee is aware of them or not, and that all such claims are released by this Agreement.

     6. Employee agrees to cooperate with Employer in regard to the transition of business matters handled by Employee during his or her employment with Employer and in regard to any litigation brought against Employer arising out of matters involving Employee.


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Employee states that he or she has returned all property of Employer within his or her possession and control to Employer.

     7. This Agreement is strictly confidential and Employee will not inform any person of any of its terms and conditions or the amount of severance provided herein, except for Employee's attorney, members of his or her immediate family and those who need to know for Employee's compliance with federal, state, or local law. Employee will instruct any persons advised about this Agreement pursuant to this provision to keep such information strictly confidential.

     8. Employee will direct all requests for references to the Human Resources Department. Human Resources will respond to any written requests for references from prospective employers of Employee with information as to Employee's dates of employment with Employer, job title and pay rate only.

     9. Employee will not make statements about Employer or engage in conduct that could reasonably be expected to adversely affect Employer's reputation or business.

     10. Employee understands that this Agreement fully sets forth all separation benefits he or she will receive from Employer, and it supersedes any offers or promises, whether oral or written, which may have been made at any time.

     11. This Agreement will not take effect until eight days after Employee signs it.

     12. Employee may revoke this Agreement within seven days after signing it and render it null and void. If Employee wishes to revoke this Agreement, he or she should notify Anthony Ciro, Vice President, Associate General Counsel in writing of Employee's intent to revoke within seven days after signing this Agreement.

     13. Employee acknowledges that he or she has fully read this Agreement, understands its terms, has been advised to consult with an attorney prior to signing this Agreement, has been


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given 45 days to consider this release and its ramifications, has been given seven days after signing to rescind this Agreement, and is entering into this Agreement knowingly and voluntarily.

                                        THIS DOCUMENT IS A RELEASE OF
                                        ALL CLAIMS READ CAREFULLY
                                        BEFORE SIGNING


DATED: June 1, 2007                     /s/ Jonathan P. Otterstatter
                                        ----------------------------------------
                                        Employee (Jonathan P. Otterstatter)


                                        SPSS INC.


DATED: June 4, 2007                     By: /s/ Alan D. Williams, Jr.
                                            ------------------------------------
                                            Alan D. Williams, Jr.
                                            Vice President
                                            Human Resources


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JONATHAN P. OTTERSTATTER

                                    EXHIBIT A

                                     PART 1

                         AMOUNTS TO BE PAID IN PAYCHECK

-    FINAL PAY - YOU WILL BE PAID YOUR REGULAR BASE SALARY THROUGH JUNE 8, 2007

-    ACCRUED VACATION PAY - YOUR ACCRUED UNUSED VACATION WILL BE PAID.

- Outstanding expenses and company equipment - Please submit a final expense report for reimbursement and return all company equipment, property and materials no later than June 15, 2007.

                                     PART 2

                   AMOUNT TO BE PAID AFTER AGREEMENT IS SIGNED

  (Paid and effective after signed receipt of Employment Separation Agreement, 7-day revocation period and on the next corresponding payroll cycle - 15th &
 30th of each month; no payments or benefits if 7-day revocation period expires after March 15, 2008)

-    Lump sum severance amount: $340,000.00

- Effective as of the day after the termination of the 7-day revocation period, immediate vesting will occur with respect to 15,655 of the unvested restricted share units granted to the Employee on April 27, 2006.

- Employer-paid premium for twelve (12) months of continued COBRA coverage (medical and dental) based on your current enrollment in SPSS medical/dental plans

     (You are only eligible for continuation of benefits in any covered SPSS medical/dental plan in which you are enrolled on your termination date. COBRA paperwork MUST be completed and returned within the legally prescribed guidelines. When you receive the paperwork from Ceridian, complete it and return it as if you were paying for COBRA. The company will pay the premium on your behalf for the period of time specified. All coverage terms will be governed by COBRA.)


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